Exhibit 99.1

LEASING FUND

TWELVE, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2010

Letter from the CEOs                                                                                                                                                      As of october 1, 2010

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity for the second quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of June 30, 2010, Fund Twelve was in its operating period.  As of June 30th, we had invested $293,549,0281 of capital, or 95.71% of capital available for investment, in approximately $618,387,6652 worth of business-essential equipment and corporate infrastructure.  We invested $2,785,087 in total equity in the second quarter of 20103.  Further, our distribution coverage ratio4 for the six months ended June 30th was 229%, which represents a substantial increase from the previous quarter resulting from proceeds generated from the sale to an unaffiliated third party of partial interests in the Quattro Group, Atlas Pipeline, ION Geophysical and Appleton Papers investments.  The increase is also related to the financing proceeds Fund Twelve received from CapitalSource Bank which is secured by leases with affiliates of Global Crossing Telecommunications, Inc.  As of June 30th, Fund Twelve held $38,045,633 of capital available for future investments and maintained a leverage ratio of 1.18:15.  Fund Twelve collected 92.68%6 of all scheduled rent and loan receivables due for the second quarter of 2010, with the uncollected receivables primarily relating to the auto parts manufacturing equipment on lease to Sealynx Automotive Transieres (“Sealynx”).  You can read about Sealynx in further detail in the portfolio overview section that follows this letter.

During the second quarter of 2010, we entered into a secured term loan agreement with affiliates of Palmali Holding Company Limited that will be secured by two Aframax tanker vessels, the Shah Deniz and the Absheron.  We also entered into an agreement to purchase information technology equipment and lease it to Broadview Networks Holdings, Inc. and its affiliate.

We believe our portfolio is performing well and that there will continue to be many excellent opportunities to deploy equity in well structured deals secured by business-essential equipment and corporate infrastructure, as traditional lenders are still fairly reluctant to lend in the current economic climate.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
2	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
3	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
4	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
5	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
6	Collections as of August 16, 2010. Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail in the portfolio overview section that follows this letter.

ICON LEASING FUND TWELVE, LLC

Second Quarter 2010 Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2010.  References to “we,” “us” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced on May 1, 2009, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

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On June 29, 2010, we, through our wholly-owned subsidiary, ICON Broadview, LLC (“ICON Broadview”), entered into a Master Lease Agreement for information technology equipment with Broadview Networks Holdings, Inc. and Broadview Networks Inc. (collectively, “Broadview”).  From the date of closing through December 31, 2010, ICON Broadview will acquire up to four (4) schedules of information technology equipment, which will be leased to Broadview. The aggregate purchase price for the equipment will be equal to at least $5,000,000.  On July 15, 2010, ICON Broadview purchased information technology equipment manufactured by Juniper Networks (US), Inc. (“Juniper”) for the purchase price of approximately $602,000 and simultaneously leased the equipment to Broadview for a period of thirty-six months, commencing on August 1, 2010.  Broadview paid interim rent in the aggregate amount of approximately $10,600 for the period from July 15, 2010 through July 31, 2010.  On August 17, 2010, ICON Broadview purchased information technology equipment manufactured by Juniper, Actelis Networks and Cisco Systems, Inc. for the purchase price of approximately $613,000 and simultaneously leased the equipment to Broadview for a period of thirty-six months, commencing on September 1, 2010.  Broadview paid interim rent in the aggregate amount of approximately $9,500 for the period from August 17, 2010 through August 31, 2010.  We paid an acquisition fee to our Manager in the amount of $150,000 relating to this transaction.

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On June 30, 2010, we, through our wholly-owned subsidiary, ICON Palmali 12, LLC (“ICON Palmali 12”), and ICON Palmali 14, LLC (“ICON Palmali 14”), a wholly-owned subsidiary of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., an entity managed by our Manager (“Fund Fourteen”), participated in a $96,000,000 loan facility by making second priority secured term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) for the purchase of two Aframax tanker vessels, the Shah Deniz and the Absheron (each, a “Palmali Vessel,” and collectively, the “Palmali Vessels”).  On July 28, 2010 and September 14, 2010, ICON Palmali 12 and ICON Palmali 14 made loans in the aggregate amounts of $9,600,000 and $14,400,000, respectively, to Ocean Navigation.  Interest on the loans accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of six years from the delivery date of each Palmali Vessel.  Ocean Navigation has the option to prepay the loans in whole or in part following the third anniversary of the date of the first advance for each Palmali Vessel.  In connection with the loans, ICON Palmali 12 and ICON Palmali 14 collected (i) arrangement fees in the amounts of $240,000 and $360,000, respectively, and (ii) unused commitment fees in the aggregate amounts of approximately $25,000 and approximately $38,000, respectively.  The loans are secured by, among other things, second priority security interests in (i) the Palmali Vessels, (ii) the earnings from the Palmali Vessels and (iii) the equity interests of Ocean Navigation.  In addition, ICON Palmali 12 and ICON Palmali 14 will receive additional security for the loans with a fair market value of not less than $10,000,000 within twelve months of the date of the loan agreement.  All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited and Ocean Holding Company Limited.  We paid an acquisition fee to our Manager in the amount of approximately $1,388,000 relating to ICON Palmali 12’s investment in this transaction.

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On July 26, 2010, we sold the machining and metal working equipment subject to lease with Metavation, LLC (“Metavation”), an affiliate of LC Manufacturing, LLC (“LC”), to Metavation for $2,422,872, which represented all amounts due under the lease, and simultaneously terminated the lease.  We received a gross cash-on-cash return of approximately 155% in rental and sale proceeds related to this investment.

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On August 20, 2010, we, through our wholly-owned subsidiary, ICON Mynx Pte. Ltd. (“ICON Mynx”), entered into an agreement with Leighton Offshore Pte. Ltd. (“Leighton”) (previously known as Leighton Contractors (Singapore) Pte. Ltd.) to upgrade the accommodation and work barge, the Leighton Mynx, for $3,500,000.  The upgrade includes the installation of a Manitowoc crawler crane.  The purchase price for the upgrade consists of $1,050,000 in cash and $2,450,000 in a non-recourse loan pursuant to an amended senior facility agreement (the “Amended Facility Agreement”) with Standard Chartered Bank, Singapore Branch (“SCB”).  In consideration for financing the upgrades, ICON Mynx and Leighton agreed to amend the bareboat charter for the Leighton Mynx to, among other things, increase the amount of monthly charter hire payable by Leighton and increase the value of the purchase option price at the expiry of the bareboat charter.  All of Leighton’s obligations are guaranteed by Leighton Holdings Limited (“Leighton Holdings”), a publicly traded company on the Australian Stock Exchange.  We paid an acquisition fee to our Manager in the amount of $105,000 relating to this transaction.

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On September 1, 2010, we, along with Fund Fourteen, made a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”) in the aggregate amount of $8,000,000.  The Fund and Fund Fourteen contributed $3,200,000 and $4,800,000, respectively, to make the loan.  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets (excluding accounts receivable and inventory) including, but not limited to, all equipment used in EMS’s metal cladding operation consisting of furnaces, rolling mills, winders, slitters and production lines, as well as all contract rights, patents and licenses, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  Interest on the loan accrues at a rate of 13% per year and is payable monthly in arrears for a period of forty-eight months.  EMS will make interest only payments for the first six months, followed by forty-two monthly payments of principal and interest.  EMS has the option to prepay the loan in full at any time after thirty-six months in consideration for a fee of 3% of the outstanding principal amount.  In connection with the loan, the Fund and Fund Fourteen collected a closing fee in the aggregate amount of $160,000.  Throughout the term of the loan, the Fund and Fund Fourteen will collect an annual collateral monitoring fee in the aggregate amount of $80,000 on the anniversary of the loan.  In the event that EMS prepays the loan, the annual collateral monitoring fees will be due upon prepayment by EMS.  We paid an acquisition fee to our Manager in the amount of $96,000 relating to the Fund’s investment in this transaction.

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On September 24, 2010, we, along with Fund Fourteen, participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. (“Northern Crane”) in the aggregate amount of $15,000,000.  The Fund and Fund Fourteen contributed $9,750,000 and $5,250,000, respectively, to make the loan.  The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries, consisting of (i) lifting and transportation equipment such as all-terrain, crawler, rough terrain, carry deck/hydraulic, and boom truck cranes, heavy haul tractors, and multi-axle platform trailers, (ii) accounts receivable, (iii) any other existing or future assets owned by Northern Crane and its subsidiaries, and (iv) a pledge of the equity of Northern Crane and its subsidiaries.  Interest on the loan accrues at a rate of 15.75% per year and is payable quarterly in arrears for a period of fifty-four months beginning on October 1, 2010.  With the final payment, the Fund and Fund Fourteen will receive a one time balloon payment in the aggregate amount of 32.50% of the outstanding loan amount.  Northern Crane has the option to prepay the loan (in whole or at least $5,000,000) between months nineteen and thirty-six in consideration for a fee of 3% of the outstanding principal amount.  There is no fee if the loan is prepaid between months thirty-seven and fifty-four.  In connection with the loan, the Fund and Fund Fourteen collected (i) closing fees in the amounts of $195,000 and $105,000, respectively, and (ii) interim interest in the amounts of $29,859 and $16,078, respectively, for the period from September 24th through September 30th.   All of Northern Crane’s and its subsidiaries obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.  We paid an acquisition fee to our Manager in the amount of $910,000 relating to the Fund’s investment in this transaction.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2010, our portfolio consisted primarily of the following investments.

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We, through our wholly-owned subsidiary, ICON Global Crossing IV, LLC (“ICON GC IV”), own telecommunications equipment that is subject to various leases with Global Crossing Telecommunications, Inc. (“Global Crossing”).  We paid purchase prices in the amounts of approximately $21,294,000, $5,939,000 and $3,859,000 for the equipment and their respective leases are set to expire on November 30, 2011, March 31, 2011 and March 31, 2012.  On June 25, 2010, ICON GC IV borrowed approximately $12,449,000 from CapitalSource Bank (“CapitalSource”).  In connection with the loan, CapitalSource received a security interest in ICON GC IV’s leases with Global Crossing.  The loan is payable monthly in arrears through March 1, 2012.  Interest is computed at a rate of 9% per year throughout the term of the loan.

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We, through our wholly-owned subsidiary, ICON Ionian, LLC (“ICON Ionian”), purchased a product tanker vessel, the Ocean Princess, from Lily Shipping Ltd. (“Lily Shipping”), a wholly-owned subsidiary of the Ionian Group (“Ionian”), for the purchase price of $10,750,000.  Simultaneously with the purchase, the Ocean Princess was bareboat chartered back to Lily Shipping for sixty months.  The purchase price consisted of (i) a non-recourse loan in the amount of $5,500,000, (ii) $950,000 in cash and (iii) a subordinated, interest-free $4,300,000 payable to Lily Shipping, which is due upon the sale of the Ocean Princess in accordance with the terms of the bareboat charter.  If an event of default occurs, ICON Ionian’s obligation to repay the payable is terminated.  The obligations of Lily Shipping are guaranteed by Delta Petroleum Ltd., a wholly-owned subsidiary of Ionian.

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We, through ICON Quattro, LLC (“ICON Quattro”), a joint venture owned 49.127% by us, 40.195% by Fund Fourteen and 10.678% by an unaffiliated third party, participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”), in the amount of £5,800,000.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks, forklifts and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  In addition, ICON Quattro received a key man insurance policy insuring the life of the majority shareholder of Quattro Plant in the amount of £5,500,000.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited.  Interest on the secured term loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% at the end of the term.  The loan is payable monthly in arrears for a period of thirty-three months, which began on January 1, 2010.  Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.

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We, through our wholly-owned subsidiary, ICON Faulkner, LLC (“ICON Faulkner”), entered into a Memorandum of Agreement (the “Faulkner MOA”) to purchase the pipelay barge, the Leighton Faulkner, from Leighton Contractors (Asia) Limited (“Leighton Contractors”) for $20,000,000.  Simultaneously with the execution of the Faulkner MOA, ICON Faulkner entered into a bareboat charter with Leighton Contractors for a period of ninety-six months commencing on January 5, 2010.  The purchase price for the Leighton Faulkner consisted of $1,000,000 in cash and $19,000,000 in a non-recourse loan, which included $12,000,000 of senior debt pursuant to a senior facility agreement with SCB and $7,000,000 of subordinated seller’s credit.  The loan has a term of five years, with an option to extend for another three years. The interest rate has been fixed pursuant to a swap agreement.  All of Leighton Contractors’ obligations are guaranteed by its ultimate parent company, Leighton Holdings.

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We, through ICON Atlas, LLC (“ICON Atlas”), a joint venture owned 49.54% by us, 40.53% by Fund Fourteen and 9.93% by an unaffiliated third party, purchased four Ariel natural gas driven gas compressors and four Ariel electric driven gas compressors from AG Equipment Co. for the aggregate purchase price of approximately $11,298,000.  Simultaneously with the purchases, ICON Atlas entered into a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

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We own a saturation diving system that we acquired from Swiber Engineering Ltd. (“Swiber”) through our wholly-owned subsidiary, ICON Diving Marshall Islands, LLC, for $10,000,000, comprised of $8,000,000 in cash and a $2,000,000 subordinated seller’s credit.  Simultaneously with the purchase, we entered into a lease with our wholly-owned subsidiary, ICON Diving Netherlands B.V. (“ICON Diving”).  ICON Diving then entered into a sixty month lease with Swiber Offshore Construction Pte. Ltd. (“Swiber Construction”) that is scheduled to expire on June 30, 2014.  All of the obligations of Swiber Construction are guaranteed by its parent company, Swiber Holdings Limited (“Holdings”).

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A 300-man accommodation and work barge, the Swiber Victorious (the “Barge”), equipped with a 300-ton pedestal mounted offshore crane that is subject to a ninety-six month bareboat charter with Swiber Offshore Marine Pte. Ltd. (“Swiber Marine”).  The Barge was purchased by Victorious, LLC (“Victorious”), a Marshall Islands limited liability company that is controlled by us through our wholly-owned subsidiary, ICON Victorious, LLC (“ICON Victorious”), from Swiber for $42,500,000.  The purchase price was comprised of (i) a $19,125,000 equity investment from ICON Victorious, (ii) an $18,375,000 contribution-in-kind by Swiber, and (iii) a subordinated, non-recourse and unsecured $5,000,000 payable.  The payable bears interest at 3.5% per year, accrues interest quarterly and is only required to be repaid after we achieve our minimum targeted return.  At the end of the charter, Swiber Marine has the option to purchase the Barge for $21,000,000 plus 50% of the difference between the then fair market value less $21,000,000. ICON Victorious is the sole manager of Victorious and holds a senior, controlling equity interest and all management rights with respect to Victorious.  Swiber holds a subordinate, non-controlling equity interest in Victorious and the obligations of the various Swiber entities that are parties to the transaction are guaranteed by Holdings.  In addition, Victorious granted a first priority mortgage in the Barge as security for Swiber Construction’s obligations under its lease with ICON Diving.  The obligations of Swiber Construction, Swiber, and Holdings are subordinate only to ICON Victorious’ rights in the Barge.

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ICON ION, LLC (“ICON ION”), a joint venture owned 52.087% by us, 42.616% by Fund Fourteen and 5.297% by an unaffiliated third party, was formed for the purpose of making secured term loans to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”) in the aggregate amount of $20,000,000. The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of sixty months, beginning on August 1, 2009.

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We own two Aframax product tankers which we acquired from Aframax Tanker I AS through our wholly-owned subsidiary, ICON Eagle Holdings, LLC (“ICON Eagle Holdings”).  ICON Eagle Auriga Pte. Ltd., a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Auriga (the “Eagle Auriga”) for $42,000,000, comprised of $14,000,000 in cash and $28,000,000 in a non-recourse loan.  ICON Eagle Centaurus Pte. Ltd., also a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Centaurus (the “Eagle Centaurus”) for $40,500,000, comprised of $13,500,000 in cash and $27,000,000 in a non-recourse loan. The Eagle Auriga and the Eagle Centaurus are subject to eighty-four month bareboat charters with AET, Inc. Limited (“AET”) that expire on November 14, 2013 and November 13, 2013, respectively.

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A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Carina Holdings, LLC, a joint venture owned 64.30% by us and 35.70% by ICON Income Fund Ten, LLC (“Fund Ten”), an entity managed by our Manager.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

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A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Corona Holdings, LLC, a joint venture owned 64.30% by us and 35.70% by Fund Ten.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

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ICON Pliant, LLC (“ICON Pliant”) acquired from Pliant Corporation (“Pliant”) and simultaneously leased back equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and ICON Leasing Fund Eleven, LLC (“Fund Eleven”), an entity managed by our Manager, have ownership interests of 45% and 55% in ICON Pliant, respectively.  The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  On September 22, 2009, Pliant assumed its lease with ICON Pliant in full as part of its financial restructuring and on December 3, 2009, Pliant emerged from bankruptcy.  As of June 30, 2010, Pliant has made all of its lease payments.

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ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture among us, Fund Ten and Fund Eleven, purchased four promissory notes (the “Notes”) at a significant discount and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Ten and Fund Eleven have ownership interests of 52.75%, 12.25% and 35%, respectively, in ICON Northern Leasing.  The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines. The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000. The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000. Our share of the purchase price was approximately $16,655,000.

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ICON Northern Leasing II, LLC, our wholly-owned subsidiary, provided a senior secured loan in the amount of approximately $7,870,000 to Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc., pursuant to a Master Loan and Security Agreement, dated March 31, 2009. The loan accrues interest at a rate of 18% per year and is secured by a first priority security interest in an underlying pool of leases for credit card machines of NCA XV, a second priority security interest in an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing) and a limited guaranty from Northern Leasing Systems, Inc. of up to 10% of the loan amount.

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Our wholly-owned entities, ICON Mynx, ICON Stealth Pte. Ltd. (“ICON Stealth”), and ICON Eclipse Pte. Ltd., purchased an accommodation and work barge, the Leighton Mynx, and the pipelay barges, the Leighton Stealth and the Leighton Eclipse, from Leighton for the aggregate amount of $133,000,000.  Simultaneously with the purchases, each of ICON Mynx and ICON Stealth entered into a bareboat charter to charter its respective vessel to Leighton for a period of ninety-six months.  The Leighton Mynx was purchased for $10,000,000, consisting of $450,000 in cash and $9,550,000 in a non-recourse loan, which included $6,000,000 of senior debt pursuant to the Amended Facility Agreement with SCB and $3,550,000 of subordinated seller’s credit. The Leighton Stealth was purchased for $48,000,000, consisting of $2,250,000 in cash and $45,750,000 in a non-recourse loan, which included $28,800,000 of senior debt pursuant to the Amended Facility Agreement and $16,950,000 of subordinated seller’s credit.  Subsequently, the Leighton Eclipse was purchased for $75,000,000, consisting of $3,500,000 in cash and $71,500,000 in a non-recourse loan, which included $45,000,000 of senior debt pursuant to the Amended Facility Agreement and $26,500,000 of subordinated seller’s credit.  The Leighton Eclipse was also bareboat chartered back to Leighton for a period of ninety-six months.  The Amended Facility Agreement will be repaid in quarterly installments beginning on March 31, 2011 and interest will be fixed pursuant to a swap agreement with SCB.  We, through ICON Mynx, entered into an agreement with Leighton to significantly upgrade the accommodation and work barge, the Leighton Mynx, for $20,000,000.  The upgrades include the addition of a helicopter deck, as well as a new crane and accommodation unit.  The cost of the upgrades was financed with $2,000,000 in cash and $18,000,000 in a non-recourse loan, which includes $4,000,000 of subordinated contractor’s credit and $14,000,000 of senior debt pursuant to the Amended Facility Agreement.  In consideration for financing the upgrades, ICON Mynx and Leighton agreed to amend the bareboat charter for the Leighton Mynx to, among other things, increase the amount of monthly charter hire payable by Leighton and increase the value of the purchase option price at the expiry of the bareboat charter.  All of Leighton’s obligations are guaranteed by Leighton Holdings.

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A Bucyrus Erie model 1570 Dragline (the “Dragline”) subject to a sixty month lease with Magnum Coal Company and its subsidiaries that commenced on June 1, 2008.  We, through our wholly-owned subsidiary, ICON Magnum, LLC, acquired title to the Dragline for a purchase price of approximately $12,461,000.

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Mining equipment consisting of three 100-ton haul trucks and one 14-cubic yard wheel loader that was purchased through our wholly-owned subsidiary, ICON Murray, LLC, for approximately $3,348,000.  The equipment is subject to a lease with American Energy Corporation (“American Energy”) and Ohio American Energy, Incorporated that is set to expire on March 31, 2011.  We also own pan line and hauling equipment used in underground long wall mining that was purchased through our wholly-owned subsidiary, ICON Murray II, LLC, for approximately $3,196,000.  That equipment is subject to a lease with American Energy and The Ohio Valley Coal Company that is set to expire on December 31, 2011.  The obligations under the leases are guaranteed by Murray Energy Corporation.

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A one-off machine paper coating manufacturing line through ICON Appleton, a joint venture owned 94.90% by us and 5.10% by an unaffiliated third party.  ICON Appleton made a secured term loan to Appleton Papers, Inc. (“Appleton”) in the amount of $22,000,000 commencing on November 7, 2008 for a period of sixty months.  On March 26, 2009, the Loan and Security Agreement and the Secured Term Loan Note issued by Appleton were amended due to a default on one of the covenants in Appleton’s credit facility.  As a result of the cross-default provisions of the loan, the interest on the term note was adjusted to accrue interest at 14.25% per year.  On February 26, 2010, we amended certain financial covenants in the loan agreement with Appleton.  In consideration for amending the loan, we received an amendment fee in the amount of approximately $117,000 from Appleton.  Additionally, on July 20, 2010, we further amended the loan agreement to release two borrowers that were being sold by Appleton to a third party, American Plastics Company, Inc. and New England Extrusion, Inc.  In consideration for amending the loan agreement, we received an amendment fee in the amount of $40,000 from Appleton.

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Fourteen 2009 MCI D4505 passenger buses that were purchased through ICON Coach, LLC (“ICON Coach”) for approximately $5,314,000 from CUSA PRTS, LLC (“CUSA”), an affiliate of Coach America Holdings, Inc. (“Coach”).  The equipment is subject to a lease with CUSA that is set to expire on March 31, 2014 and the obligations of CUSA are guaranteed by Coach.  On December 11, 2009, ICON Coach borrowed approximately $3,207,000 from Wells Fargo Equipment Finance, Inc. (“Wells Fargo”) pursuant to a non-recourse loan agreement.  The loan is secured by, among other things, a first priority security interest in the fourteen 2009 MCI Model D4505 passenger buses owned by ICON Coach.  The loan is payable monthly for a period of thirty-eight months, beginning on January 1, 2010.  Interest is computed at a rate of 7.5% per year throughout the term of the loan.

•
Machining and metal working equipment subject to lease with LC and MW Crow, Inc. (“Crow”), both of which are wholly-owned subsidiaries of MW Universal, Inc. (“MWU”).  We acquired the equipment for a purchase price of $18,990,000 and it is subject to sixty month leases with LC and Crow that commenced on January 1, 2008.  The equipment is comprised of all of LC’s and Crow’s capital assets including, but not limited to, hydraulic presses, stamping equipment, welders, drop hammers, forgers, and other related metal working and plastic injection molding equipment.  On February 27, 2009, we, Fund Ten, Fund Eleven and IEMC Corp., a subsidiary of our Manager, entered into an Amended Forbearance Agreement with MWU, LC, Crow and seven other subsidiaries of MWU with respect to certain lease defaults.  In consideration for restructuring LC’s lease payment schedule, we received, among other things, a warrant to purchase 10% of the fully diluted membership interests of LC at an aggregate exercise price of $1,000 exercisable until March 31, 2015.  On June 1, 2009, we amended and restructured the lease with LC to reduce the assets under lease from $14,890,000 to approximately $12,420,000. Contemporaneously, we entered into a new lease with Metavation for the assets previously on lease to LC.  The equipment was subject to a forty-three month lease with Metavation that was set to expire on December 31, 2012.  Metavation’s obligations under the lease were guaranteed by its parent company, Cerion, LLC.  In consideration for restructuring LC’s lease payment schedule, we received a warrant to purchase an additional 65% of the fully diluted membership interests of LC at an aggregate exercise price of $1,000 exercisable until March 31, 2015.  On January 13, 2010, we further amended the lease with LC to reduce LC’s payment obligations under the lease and to provide us with an excess cash flow sweep in the event that excess cash flow is available in the future.  On May 31, 2010, MWU sold its equity interest in LC Manufacturing to an entity controlled by LC’s management and the personal guaranty of MWU’s principal was reduced to $6,500,000 with respect to LC.

•
ICON EAR, LLC (“ICON EAR”), a joint venture owned 55% by us and 45% by Fund Eleven, acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,814,000 for our interest in the equipment. ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  The leases commenced on July 1, 2008 and continue for a period of sixty months.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR.  On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, ICON EAR sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, ICON EAR received judgments in New York State Supreme Court against two principals of EAR who guaranteed EAR’s lease obligations.  ICON EAR is in the process of having the judgments recognized in Illinois, where the principals live.  Due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine our ability to collect the amounts due to us in accordance with the leases or the security we received.

•
A 51% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker – the M/T Mayon Spirit (the “Mayon Spirit”).  We acquired our interest in the vessel through a joint venture with Fund Ten.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000.  Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a term of forty-eight months, which is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $8,472,000 in cash.

•
Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that was simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The lease commenced on March 3, 2008 and is for a period of sixty months.  The equipment consists of all of Sealynx’s machinery in its operating facility, including its mixing, extrusion and pressing machinery.  As additional security, we received a first lien on Sealynx’s real property located in Transieres, France.  Subsequently, due to the global downturn in the automotive industry, Sealynx requested a restructuring of its lease payments and on January 4, 2010, we restructured the payment obligations of Sealynx under the lease to provide them with cash flow flexibility while at the same time attempting to preserve our projected economic return on this investment.  As additional security for restructuring the payment obligations, we received an additional mortgage over certain real property owned by Sealynx located in Charleval, France.  On July 5, 2010, Sealynx filed for a conciliation procedure with the Commercial Court of Nanterre requesting it to repay, over a two year period, approximately $1,900,000 of rental payments that became due on July 1, 2010.  The Commercial Court of Nanterre has not yet ruled on Sealynx’s request.

•
Two handy-size vessels that hold 1,500 TEU (twenty-foot equivalent unit) containers (each a “Vroon Vessel” and, collectively, referred to as the “Vroon Vessels”) from the Vroon Group B.V. (“Vroon”), through our wholly-owned subsidiaries, ICON Arabian Express, LLC and ICON Aegean Express, LLC.  We acquired the Vroon Vessels by making a cash payment of approximately $6,150,000 per Vroon Vessel and a non-recourse loan in the amount of approximately $19,350,000 per Vroon Vessel.  The total aggregate purchase price of the Vroon Vessels was $51,000,000.  We have seventy-two month bareboat charters for the Vroon Vessels with subsidiaries of Vroon that commenced on April 24, 2008.  All obligations of the charterer under each respective bareboat charter are guaranteed by Vroon.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, Fund Ten, Fund Eleven and Fund Fourteen (collectively, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at June 30, 2010 was 4.0%.  Aggregate borrowings by all ICON Borrowers under the Facility amounted to $1,350,000 at June 30, 2010, all of which was attributable to Fund Ten.  Subsequent to June 30, 2010, Fund Ten repaid the entire loan balance.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments. The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $84,976 and $169,952 for the three and six months ended June 30, 2010, respectively.  Additionally, our Manager’s interest in our net income for the three and six months ended June 30, 2010 was $51,641 and $97,178, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2010	2009	2010	2009
ICON Capital Corp.	Manager	Organizational and
		offering expense allowance (1)	$-	$150,820	$-	$372,809
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	-	603,280	-	1,441,563
ICON Capital Corp.	Manager	Acquisition fees (2)	1,538,400	5,422,675	2,138,400	7,228,249
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (3)	1,229,491	1,109,954	1,914,934	1,960,023
ICON Capital Corp.	Manager	Management fees (3)	1,092,234	766,823	2,165,116	1,466,852
			$3,860,125	$8,053,552	$6,218,450	$12,469,496

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(3) Amount charged directly to operations.

At June 30, 2010, we had a net receivable of $1,941,198 due from our Manager and its affiliates, which consisted primarily of the accrued obligations from Fund Ten and Fund Eleven in connection with the credit support agreement relating to the investment in MWU.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	June 30,
	2010	December 31,
	(unaudited)	2009
Current assets:
Cash and cash equivalents	$39,784,068	$27,075,059
Current portion of net investment in finance leases	19,678,658	17,565,862
Current portion of notes receivable	21,787,275	22,786,334
Other current assets	3,115,179	1,740,046
Assets held for sale, net	5,913,189	8,982,354

Total current assets	90,278,369	78,149,655

Non-current assets:
Net investment in finance leases, less current portion	136,977,937	139,014,358
Leased equipment at cost (less accumulated depreciation of
$60,432,515 and $43,506,562, respectively)	347,325,959	335,480,153
Notes receivable, less current portion	42,976,778	51,122,271
Investment in joint venture	4,237,699	4,609,644
Due from Manager and affiliates	2,234,294	-
Other non-current assets, net	12,730,057	12,602,305

Total non-current assets	546,482,724	542,828,731

Total Assets	$636,761,093	$620,978,386

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$44,539,395	$43,305,938
Derivative instruments	8,359,030	4,779,552
Deferred revenue	6,383,408	6,576,971
Due to Manager and affiliates	293,096	482,301
Accrued expenses and other current liabilities	3,229,681	3,154,453

Total current liabilities	62,804,610	58,299,215

Non-current liabilities:
Non-recourse long-term debt, less current portion	191,666,292	176,961,900
Other non-current liabilities	53,190,101	44,082,046

Total non-current liabilities	244,856,393	221,043,946

Total Liabilities	307,661,003	279,343,161

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	271,127,846	278,405,366
Manager	(374,576)	(301,542)
Accumulated other comprehensive loss	(9,397,909)	(5,024,109)

Total Members' Equity	261,355,361	273,079,715

Noncontrolling Interests	67,744,729	68,555,510

Total Equity	329,100,090	341,635,225

Total Liabilities and Equity	$636,761,093	$620,978,386

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenue:
Rental income	$15,279,370	$13,213,846	$30,936,632	$26,044,236
Finance income	3,719,557	2,567,011	7,685,324	3,447,921
Income from investment in joint venture	148,245	130,962	297,203	292,866
Interest and other income	3,050,974	2,583,355	6,274,726	4,999,171
Gain on guaranty	2,162,795	-	2,162,795	-
Loss on assets held for sale	(297,864)	-	(297,864)	-

Total revenue	24,063,077	18,495,174	47,058,816	34,784,194

Expenses:
Management fees - Manager	1,092,234	766,823	2,165,116	1,466,852
Administrative expense reimbursements - Manager	1,229,491	1,109,954	1,914,934	1,960,023
General and administrative	763,825	576,073	1,397,312	1,022,570
Interest	4,005,795	2,265,842	8,538,994	4,507,220
Depreciation and amortization	8,977,551	7,999,787	18,150,293	15,599,376
Impairment loss	1,282,568	-	1,282,568	-
(Gain) loss on financial instruments	(7,374)	5,860	223,077	19,295

Total expenses	17,344,090	12,724,339	33,672,294	24,575,336

Net income	6,718,987	5,770,835	13,386,522	10,208,858

Less: Net income attributable to noncontrolling interests	1,554,917	2,057,940	3,668,786	3,424,285

Net income attributable to Fund Twelve	$5,164,070	$3,712,895	$9,717,736	$6,784,573

Net income attributable to Fund Twelve allocable to:
Additional Members	$5,112,429	$3,675,766	$9,620,558	$6,716,727
Manager	51,641	37,129	97,178	67,846

	$5,164,070	$3,712,895	$9,717,736	$6,784,573

Weighted average number of additional shares of
limited liability company interests outstanding	348,709	342,374	348,709	318,735

Net income attributable to Fund Twelve per weighted
average additional share of limited liability company
interests outstanding	$14.66	$10.74	$27.59	$21.07

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
				Accumulated
	Additional Shares of			Other	Total
	Limited Liability Company Interests	Additional Members	Manager	Comprehensive Loss	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2009	348,709	$278,405,366	$(301,542)	$(5,024,109)	$273,079,715	$68,555,510	$341,635,225

Comprehensive income:
Net income	-	4,508,129	45,537	-	4,553,666	2,113,869	6,667,535
Change in valuation of
derivative instruments	-	-	-	(1,043,025)	(1,043,025)	(36,768)	(1,079,793)
Currency translation adjustment	-	-	-	(621,581)	(621,581)	-	(621,581)
Total comprehensive income					2,889,060	2,077,101	4,966,161
Cash distributions	-	(8,412,614)	(84,976)	-	(8,497,590)	(3,800,206)	(12,297,796)
Investment in joint venture by
noncontrolling interest	-	-	-	-	-	111,987	111,987

Balance, March 31, 2010 (unaudited)	348,709	274,500,881	(340,981)	(6,688,715)	267,471,185	66,944,392	334,415,577

Comprehensive income:
Net income	-	5,112,429	51,641	-	5,164,070	1,554,917	6,718,987
Change in valuation of
derivative instruments	-	-	-	(1,838,355)	(1,838,355)	(21,680)	(1,860,035)
Currency translation adjustment	-	-	-	(870,839)	(870,839)	-	(870,839)
Total comprehensive income					2,454,876	1,533,237	3,988,113
Cash distributions	-	(8,412,615)	(84,976)	-	(8,497,591)	(3,448,829)	(11,946,420)
Shares of limited liability
company interests repurchased	(59)	(47,129)	-	-	(47,129)	-	(47,129)
Investment in joint ventures by
noncontrolling interests	-	(25,720)	(260)	-	(25,980)	2,715,929	2,689,949

Balance, June 30, 2010 (unaudited)	348,650	$271,127,846	$(374,576)	$(9,397,909)	$261,355,361	$67,744,729	$329,100,090

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2010	2009

Cash flows from operating activities:
Net income	$13,386,522	$10,208,858
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(17,485,218)	(16,916,011)
Finance income	(7,685,324)	(3,447,921)
Income from investment in joint venture	(297,203)	(292,866)
Depreciation and amortization	18,150,293	15,599,376
Interest expense on non-recourse financing paid directly
to lenders by lessees	3,339,777	3,974,954
Interest expense from amortization of debt financing costs	608,739	428,255
Accretion of seller's credit and other	1,120,003	60,261
Impairment loss	1,282,568	-
Gain on guaranty	(2,162,795)	-
Loss on assets held for sale, net	297,864	-
Loss on financial instruments	223,077	19,295
Changes in operating assets and liabilities:
Collection of finance leases	15,225,426	6,885,840
Prepaid acquisition fees	239,297	(2,662,032)
Other assets, net	(3,489,619)	(2,499,180)
Accrued expenses and other current liabilities	(364,839)	(133,628)
Deferred revenue	(225,651)	(2,200,335)
Due to/from Manager and affiliates, net	(260,704)	(179,549)
Distributions from joint venture	297,203	292,866

Net cash provided by operating activities	22,199,416	9,138,183

Cash flows from investing activities:
Purchase of equipment	(4,474,998)	(53,977,555)
Proceeds from sale of equipment	539,368	-
Distributions received from joint venture in excess of profits	371,945	376,282
Restricted cash	(375,932)	(569,796)
Investment in notes receivable	-	(21,239,728)
Repayment of notes receivable	10,056,600	8,771,761

Net cash provided by (used in) investing activities	6,116,983	(66,639,036)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	12,448,656	-
Repayments of non-recourse long-term debt	(6,553,125)	-
Issuance of additional shares of limited liability company interests,
net of sales and offering expenses	-	66,979,190
Shares of limited liability company interests repurchased	(47,129)	(85,669)
Investment in joint ventures by noncontrolling interests	2,801,936	-
Distributions to noncontrolling interests	(7,249,035)	(5,882,791)
Cash distributions to members	(16,995,181)	(14,876,970)

Net cash (used in) provided by financing activities	(15,593,878)	46,133,760

Effects of exchange rates on cash and cash equivalents	(13,512)	28,419

Net increase (decrease) in cash and cash equivalents	12,709,009	(11,338,674)

Cash and cash equivalents, beginning of period	27,075,059	45,408,378

Cash and cash equivalents, end of period	$39,784,068	$34,069,704

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2010	2009

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$3,599,649	$43,750

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$17,485,218	$16,916,011

Equipment purchased with non-recourse long-term debt paid directly by lender	$24,522,223	$34,800,000

Equipment purchased with subordinated financing provided by seller	$10,577,777	$27,500,000

Investment in joint venture by noncontrolling interest	$-	$18,381,998

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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